                                              Filed Pursuant to Rule 424(b)(3)
                                               Registration File No.: 333-34149


                                                                   AMENDMENT #2
PROSPECTUS DATED AUGUST 22, 1997                    PRICING SUPPLEMENT NO. 1 TO
PROSPECTUS SUPPLEMENT                      REGISTRATION STATEMENT NO. 333-34149
DATED SEPTEMBER 3, 1997                                            MAY 28, 1998
                                                                 RULE 424(B)(3)

AMENDMENT #2: AMENDED PROSPECTUS SUPPLEMENT DATE

                    DONALDSON, LUFKIN & JENRETTE, INC.
                           MEDIUM-TERM NOTES
                 Due Nine Months or More from Date of Issue

The Medium-Term Notes, as further described below and in the Prospectus Supplement under Description Notes, will bear interest from the date of issuance until the principal amount thereof is paid or made available for payment at the rate set forth below.


Principal Amount:          $150,000,000          Conversion Date:          N/A

Purchase Price:            99.015%               Interest Rate:            N/A

Issue Price:               99.640%

Settlement Date            September 22, 1997    Day Count:                N/A
(Original Issue Date):

Specified Currency:        US Dollars            Interest Payment Dates:   N/A

Authorized Denomination:   $1,000                First Payment:            N/A

Maturity Date:             October 1, 2007       Optional Repayment Date:  Non-Call/Life

Interest Rate:             6.90%                 Initial Redemption Date:  N/A

Day Count:                 30/360                Initial Redemption        N/A
                                                 Percentage:

Interest Payment Dates:    Semi-annually         Annual Redemption         N/A
                           April 1, October 1    Percentage Reduction:

First Payment:             April 1, 1998         Book Entry Note or        B/E
                                                 Certificated Note:

Optional Conversion:       N/A                   Total Amount of OID:      $1,477,500

Notice Date:               N/A                   CUSIP                     25766CAH7




Capitalized terms not defined above have the meanings given to such terms in the accompanying Prospectus Supplement.

                       DONALDSON, LUFKIN & JENRETTE
                          SECURITIES CORPORATION